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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 PPL Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

            Pennsylvania                                  23-2758192
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

 Two North Ninth Street, Allentown, PA                    18101-1179
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(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-108450

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange on which
       To be so registered                        Each class is to be registered
       -------------------                        ------------------------------
Premium Equity Participating Security Units,        The New York Stock Exchange
Series B

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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

      The class of securities to be registered hereby is the Premium Equity Participating Security Units, Series B (the "New PEPS Units") of PPL Corporation, a Pennsylvania corporation.

      For a description of the New PEPS Units, reference is made to the Prospectus dated January 8, 2004 contained in the Registration Statement on Form S-4 of PPL Corporation and PPL Capital Funding, Inc. (Registration No. 333-108450), which description is incorporated herein by reference.

Item 2. Exhibits.

      1.    Prospectus (incorporated herein by reference to the Form S-4).

      2. Form of Purchase Contract Agreement between PPL Corporation and JPMorgan Chase Bank, as Purchase Contract Agent, Collateral Agent and Custodial Agent (incorporated herein by reference to Exhibit 4.1 to the Form S-4).

      3. Form of New PEPS Units (incorporated herein by reference to Exhibit 4.2-A to the Form S-4).

      4.    Form of New Treasury Units (incorporated herein by reference to
            Exhibit 4.2-B to the Form S-4).

      5. Form of Pledge Agreement between PPL Corporation and JPMorgan Chase Bank, as Collateral Agent, Securities Intermediary, Custodial Agent and Purchase Contract Agent (incorporated herein by reference to Exhibit 4.3 to the Form S-4).

      6. Form of Remarketing Agreement between PPL Corporation and Morgan Stanley & Co. Incorporated (incorporated herein by reference to
            Exhibit 4.4 to the Form S-4).

      7. Indenture, dated as of November 1, 1997 among PPL Corporation, PPL Capital Funding, Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.5 to the Form S-4).

      8. Supplemental Indenture No. 1 to Indenture (incorporated herein by reference to Exhibit 4.6 to the Form S-4).

      9. Supplemental Indenture No. 2 to Indenture (incorporated herein by reference to Exhibit 4.7 to the Form S-4).

      10. Supplemental Indenture No. 3 to Indenture (incorporated herein by reference to Exhibit 4.8 to the Form S-4).

      11. Supplemental Indenture No. 4 to Indenture (incorporated herein by reference to Exhibit 4.9 to the Form S-4).

      12. Form of Supplemental Indenture No. 5. (incorporated herein by reference to Exhibit 4.10 to the Form S-4).
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      13.   Form of Note (incorporated herein by reference to Exhibit 4.11 to the Form S-4).
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

      Date:  January 22, 2004              PPL CORPORATION

                                           By: /s/ James E. Abel
                                              ----------------------------------
                                           Name:   James E. Abel
                                           Title:  Vice President -
                                                   Finance and Treasurer